Exhibit 3.1

SEVENTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
SENDGRID, INC.

(Pursuant to Sections 242 and 245 of the
General Corporation Law of the State of Delaware)

SendGrid, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),

DOES HEREBY CERTIFY:

1.                                      That the name of this corporation is SendGrid, Inc., and that this corporation was originally incorporated pursuant to the General Corporation Law on July 20, 2009 under the name SendGrid, Inc.

2.                                      That the Board of Directors of this corporation (the “Board”) duly adopted resolutions proposing to amend and restate the Sixth Amended and Restated Certificate of Incorporation of this corporation declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:

RESOLVED, that the Sixth Amended and Restated Certificate of Incorporation of this corporation be amended and restated in its entirety to read as follows:

FIRST:  The name of this corporation is SendGrid, Inc. (the “Corporation”).

SECOND:  The address of the registered office of the Corporation in the State of Delaware is 160 Greentree Drive, Suite 101, in the City of Dover, County of Kent, 19904.  The name of its registered agent at such address is National Registered Agents, Inc.

THIRD:  The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

FOURTH:  The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) 50,000,000 shares of Common Stock, $0.001 par value per share (“Common Stock”), and (ii) 24,697,410 shares of Preferred Stock, $0.001 par value per share (“Preferred Stock”).

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A.                                    COMMON STOCK

1.                                      General.  The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights, powers and preferences of the holders of the Preferred Stock set forth herein.

2.                                      Voting.  The holders of the Common Stock are entitled to one vote for each share of Common Stock held at all meetings of stockholders (and written actions in lieu of meetings); provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to the Certificate of Incorporation that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation or pursuant to the General Corporation Law.  There shall be no cumulative voting.  The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one or more series of Preferred Stock that may be required by the terms of the Certificate of Incorporation) the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.

B.                                    PREFERRED STOCK

2,400,000 shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated “Series D Preferred Stock” (the “Series D Preferred”); 3,636,405 shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated “Series C Preferred Stock” (the “Series C Preferred”); 7,903,185 shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated “Series B Preferred Stock” (the “Series B Preferred”); 7,530,555 shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated “Series A-1 Preferred Stock” (the “Series A-1 Preferred”); and 3,227,265 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series A Preferred Stock” (the “Series A Preferred” and, together with the Series D Preferred, Series C Preferred, Series B Preferred and Series A-1 Preferred, the “Series Preferred”).  The Series Preferred shall have the following rights, preferences, powers, privileges and restrictions, qualifications and limitations. Unless otherwise indicated, references to “Sections” or “Subsections” in this Part B of this Article Fourth refer to sections and subsections of Part B of this Article Fourth.

1.                                      Dividends.  The holders of shares of Series Preferred shall be entitled to receive dividends, payable only when, as, and if declared by the Board out of funds legally available therefor, prior and in preference to any declaration or payment (or setting aside for payment) of any dividend on the Common Stock, at the rate per annum, as applicable, of $1.1312232 per share on each outstanding share of Series D Preferred, $0.4592 per share on each outstanding share of Series C Preferred, $0.22112 per share on each outstanding share of Series B Preferred,

$0.05340 per share on each outstanding share of Series A-1 Preferred), and $0.01760 per share on each outstanding share of Series A Preferred, each as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares (collectively, the “Series Preferred Dividends”).  The Series Preferred Dividends shall not be cumulative and no right to the Series Preferred Dividends shall accrue to the holders of Series Preferred unless declared by the Board.  The Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends on shares of Common Stock payable in shares of Common Stock) unless (in addition to the obtaining of any consents required elsewhere in the Certificate of Incorporation) the Corporation shall first declare and pay a Series Preferred Dividend on each share of Series Preferred, and pay the amount of any declared and unpaid Series Preferred Dividends on each such share of Series Preferred.  In addition to the foregoing, the holders of shares of Series Preferred shall be entitled to participate pro rata (on an as converted basis) in any dividends declared by the Board on shares of Common Stock.  Notwithstanding the foregoing, in the event that the Corporation determines, subject to Subsection 3.3 and without limitation to Section 2, to distribute the proceeds (cash or otherwise) resulting from any sale or other transfer of its securities or sale, license and/or other transfer of its assets (other than any sale, license or other transfer of its assets effected in the ordinary course of business of the Corporation for which the Corporation is not required to obtain any consent pursuant to Subsection 3.3), the proceeds resulting therefrom (including in respect of any ongoing payments, such as a royalty or milestone payment) shall be distributed in accordance with Subsections 2.1, 2.2 and 2.3, and not this Section 1.

2.                                      Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.

2.1                               Payments to Holders of Series Preferred.  The “Series D Original Issue Price” shall mean $14.14029 per share , the “Series C Original Issue Price” shall mean $5.74 per share, the “Series B Original Issue Price” shall mean $2.76400 per share, the “Series A-1 Original Issue Price” shall mean $0.66728 per share, and the “Series A Original Issue Price” shall mean $0.22000 per share per share, subject in each case to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series D Preferred, Series C Preferred, the Series B Preferred, the Series A-1 Preferred or Series A Preferred, respectively.  In the event of any voluntary or involuntary liquidation, dissolution, winding up of the Corporation, or Deemed Liquidation Event, the holders of shares of Series Preferred then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the greater of (i) one times the Series D Original Issue Price, Series C Original Issue Price, Series B Original Issue Price, Series A-1 Original Issue Price or Series A Original Issue Price, as applicable, plus any dividends declared but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of Series Preferred been converted into Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution, winding up, or Deemed Liquidation Event (the amount payable pursuant to this sentence is hereinafter referred to as the “Series Preferred Liquidation Amount”).  If upon any such liquidation, dissolution or winding up of the Corporation, or Deemed Liquidation Event, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series Preferred the full amount to which they shall be entitled under this Subsection 2.1, the holders of shares of Series Preferred shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts that would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

2.2                               Payments to Holders of Common Stock.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, after the payment of all preferential amounts required to be paid to the holders of shares of Series Preferred, the remaining assets of the Corporation available for distribution to its stockholders shall be distributed among the holders of shares of Common Stock, pro rata based on the number of shares held by each such holder.

2.3                               Deemed Liquidation Events.

2.3.1                     Each of the following events shall be considered a “Deemed Liquidation Event” unless the holders of at least 60% of the outstanding shares of Series Preferred, voting together on an as-converted to Common Stock basis (the “Required Consent Threshold”), elect otherwise by written notice sent to the Corporation at least fifteen (15) days prior to the effective date of any such event:

(a)                                 a merger or consolidation in which:

(i)                                     the Corporation is a constituent party; or

(ii)                                  a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation,

except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation (provided that, for the purpose of this Subsection 2.3.1, all shares of Common Stock issuable upon exercise of Options (as defined below) outstanding immediately prior to such merger or consolidation or upon conversion of Convertible Securities (as defined below) outstanding immediately prior to such merger or consolidation shall be deemed to be outstanding immediately prior to such merger or consolidation and, if applicable, converted or exchanged in such merger or consolidation on the same terms as the actual outstanding shares of Common Stock are converted or exchanged); or

(b)                                 the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation.

2.3.2                     Effecting a Deemed Liquidation Event.  The Corporation shall not have the power to effect a Deemed Liquidation Event referred to in Subsection 2.3.1(a)(i) unless the agreement or plan of merger or consolidation for such transaction (the “Merger Agreement”) provides that the consideration payable to the stockholders of the Corporation shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1 and 2.2, unless the holders of the Required Consent Threshold elect otherwise.

(b)                                 In the event of a Deemed Liquidation Event referred to in Subsection 2.3.1(a)(ii) or 2.3.1(b), if the Corporation does not effect a dissolution of the Corporation under the General Corporation Law within 90 days after such Deemed Liquidation Event, then (i) the Corporation shall send a written notice to each holder of Series Preferred no later than the 90th day after the Deemed Liquidation Event advising such holders of their right (and the requirements to be met to secure such right) pursuant to the terms of the following clause (ii) to require the redemption of such shares of Series Preferred, and (ii) if the holders of the Required Consent Threshold so request in a written instrument delivered to the Corporation not later than 120 days after such Deemed Liquidation Event, the Corporation shall use the consideration received by the Corporation for such Deemed Liquidation Event (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board), together with any other assets of the Corporation available for distribution to its stockholders (the “Available Proceeds”), to the extent legally available therefor, on the 150th day after such Deemed Liquidation Event, to redeem all outstanding shares of Series Preferred at a price per share equal to the Series D Original Issue Price, Series C Original Issue Price, Series B Original Issue Price, Series A-1 Original Issue Price or the Series A Original Issue Price, as applicable.  Notwithstanding the foregoing, in the event of a redemption pursuant to the preceding sentence, if the Available Proceeds are not sufficient to redeem all outstanding shares of Series Preferred, the Corporation shall redeem a pro rata portion of each holder’s shares of Series Preferred to the fullest extent of such Available Proceeds, based on the respective amounts that would otherwise be payable in respect of the shares to be redeemed if the Available Proceeds were sufficient to redeem all such shares, and shall redeem the remaining shares to have been redeemed as soon as practicable after the Corporation has funds legally available therefor.  Prior to the completion of the full distribution or redemption provided for in this Subsection 2.3.2(b), the Corporation shall not expend or dissipate the consideration received for such Deemed Liquidation Event, except to discharge expenses incurred in connection with such Deemed Liquidation Event or in the ordinary course of business.

2.3.3                     Amount Deemed Paid or Distributed.  The amount deemed paid or distributed to the holders of capital stock of the Corporation upon any such merger, consolidation, sale, transfer, exclusive license, other disposition or redemption shall be the cash or the value of the property, rights or securities paid or distributed to such holders by the Corporation or the acquiring person, firm or other entity.  The value of such property, rights or securities shall be determined in good faith by the Board.

2.3.4                     Allocation of Escrow.  In the event of a Deemed Liquidation Event pursuant to Subsection 2.3.1(a)(i), if any portion of the consideration payable to the stockholders of the Corporation is placed into escrow and/or is payable to the stockholders of the Corporation subject to contingencies, the Merger Agreement shall provide that (a) the portion of such consideration that is not placed in escrow and not subject to any contingencies (the “Initial Consideration”) shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1 and 2.2 as if the Initial Consideration were the only consideration payable in connection with such Deemed Liquidation Event and (b)  any additional consideration which becomes payable to the stockholders of the Corporation upon release from escrow or satisfaction of contingencies shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1 and 2.2 after taking into account the previous payment of the Initial Consideration as part of the same transaction; provided, however, that this Section 2.3.4 may be waived by the holders of the Required Consent Threshold.

3.                                      Voting

3.1                               General.  On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Series Preferred shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series Preferred held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter.  Except as provided by law or by the other provisions of the Certificate of Incorporation, holders of Series Preferred shall vote together with the holders of Common Stock as a single class.  There shall be no cumulative voting.

3.2                               Election of Directors.  So long as any shares of Series D Preferred remain outstanding, the holders of record of the shares of Series D Preferred, exclusively and as a separate class, shall be entitled to elect one director of the Corporation (the “Series D Director”). So long as any shares of Series B Preferred remain outstanding, the holders of record of the shares of Series B Preferred, exclusively and as a separate class, shall be entitled to elect one director of the Corporation (the “Series B Director”); so long as any shares of Series A-1 Preferred remain outstanding, the holders of record of the shares of Series A-1 Preferred, exclusively and as a separate class, shall be entitled to elect one director of the Corporation (the “Series A-1 Director”); and the holders of record of the shares of Common Stock, exclusively and as a separate class, shall be entitled to elect two directors of the Corporation.  Any director elected as provided in the preceding sentence may be removed without cause by, and only by, the affirmative vote of the holders of the shares of the class or series of capital stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders.  If the holders of shares of Series D Preferred, Series B Preferred, Series A-1 Preferred or Common Stock, as the case may be, fail to elect a sufficient number of directors to fill all directorships for which they are entitled to elect directors, voting exclusively and as a separate class, pursuant to the first sentence of this Subsection 3.2, then any directorship not so filled shall remain vacant until such time as the holders of the Series D Preferred, Series B Preferred, Series A-1 Preferred or Common Stock, as the case may be, elect a person to fill such directorship by vote or written consent in lieu of a meeting; and no such directorship may be filled by stockholders of the Corporation other than by the stockholders of the Corporation that are entitled to elect a person to fill such directorship, voting exclusively and as a separate class.  Any additional directors of the Corporation shall be elected by the holders of Common Stock and Preferred Stock voting together as a single class on an as-converted to Common Stock basis.  At any meeting held for the purpose of electing a director, the presence in person or by proxy of the holders of a majority of the outstanding shares of the class or series entitled to elect such director shall constitute a quorum for the purpose of electing such director.  Except as otherwise provided in this Subsection 3.2, a vacancy in any directorship filled by the holders of any class or series shall be filled only by vote or written consent in lieu of a meeting of the holders of such class or series or by any remaining director or directors elected by the holders of such class or series pursuant to this Subsection 3.2.

3.3                               Series Preferred Protective Provisions. For so long as any shares of Series Preferred remain outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of the Required Consent Threshold shall be necessary for effecting or validating the following actions (whether directly or indirectly by merger, recapitalization or otherwise):

3.3.1                     Any amendment, alteration or repeal of any provision of the Certificate of Incorporation or the Bylaws of the Corporation (including any filing of a Certificate of Designation);

3.3.2                     Any increase or decrease in the authorized number of shares of Common Stock or Preferred Stock;

3.3.3                     Any authorization or any designation, whether by reclassification or otherwise, of any new class or series of stock or any other securities convertible into equity securities of the Corporation ranking on a parity with or senior to the Series Preferred in right of redemption, liquidation preference, voting or dividend rights or any increase in the authorized or designated number of any such new class or series;

3.3.4                     Any redemption, repurchase, payment or declaration of dividends or other distributions with respect to Common Stock or Preferred Stock other than dividends described in Section 4.6, 4.7 or 4.8 below that result in an adjustment to the Series Preferred Conversion Prices then in effect and other than pursuant to equity incentive agreements with service providers giving the Corporation the right to repurchase shares upon the termination of services at the original purchase price;

3.3.5                     Any agreement by the Corporation or its stockholders effecting a Deemed Liquidation Event;

3.3.6                     Any voluntary dissolution, liquidation or winding up of the affairs of the Corporation or voluntary petition for bankruptcy or assignment for the benefit of creditors;

3.3.7                     Any exclusive license, lease, sale, distribution, or other disposition of the Corporation’s intellectual property outside the ordinary course of business;

3.3.8                     Any creation, or ownership of capital stock in, any subsidiary that is not wholly owned (either directly or through one or more other subsidiaries) by the Corporation, or any sale, transfer or other disposal of any capital stock of any direct or indirect subsidiary of the Corporation, or the permitting of any direct or indirect subsidiary to sell, lease, transfer, exclusively license or otherwise dispose (in a single transaction or series of related transactions) of all or substantially all of the assets of such subsidiary;

3.3.9                     Any creation or authorization of the creation of any debt security if the Corporation’s aggregate indebtedness for borrowed money (excluding accrued interest) would exceed $100,000 (excluding ordinary course vendor and supplier financing and non-debt obligations under customer contracts and strategic relationships); or

3.3.10              Any increase or decrease in the authorized number of members of the Board.

Provided that this Subsection 3.3 shall terminate upon a Qualified IPO (as defined below).

3.4                               Series D Preferred Protective Provisions.  For so long as any shares of Series D Preferred remain outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of a majority of the outstanding Series D Preferred shall be necessary for effecting or validating (whether directly or indirectly by merger, recapitalization or otherwise) any amendment, alteration or repeal of any provision of the Certificate of Incorporation or the Bylaws of the Corporation (including any filing of a Certificate of Designation) in a manner that adversely affects the rights, preferences or privileges of the Series D Preferred.

4.                                      Optional Conversion. The holders of the Series Preferred shall have conversion rights as follows (the “Conversion Rights”):

4.1                               Right to Convert.

4.1.1                     Conversion Ratio.  Each share of Series Preferred shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Issue Price applicable to such share of Series Preferred by the Conversion Price (as defined below) applicable to such share of Series Preferred in effect at the time of conversion.  The “Series D Conversion Price” shall initially be equal to $14.14029.  The “Series C Conversion Price” shall initially be equal to $5.74.  The “Series B Conversion Price” shall initially be equal to $2.764.  The “Series A-1 Conversion Price” shall initially be equal to $0.66728. The “Series A Conversion Price” shall initially be equal to $0.22.  Each of the foregoing conversion prices shall be referred to as the “Conversion Price” applicable to a share of Series Preferred and are collectively referred to as the “Series Preferred Conversion Prices.” Such initial Conversion Prices, and the rate at which shares of Series Preferred may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

4.1.2                     Termination of Conversion Rights.  In the event of a liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Series Preferred, provided that any conversion elections made contingent upon such dissolution, winding up or Deemed Liquidation Event that are received prior to such time shall be observed in accordance with their terms.

4.2                               Fractional Shares.  No fractional shares of Common Stock shall be issued upon conversion of the Series Preferred.  In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board.  Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Series Preferred the holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.

4.3                               Mechanics of Conversion.

4.3.1                     Notice of Conversion.  In order for a holder of Series Preferred to voluntarily convert shares of Series Preferred into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Series Preferred (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Series Preferred (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Series Preferred represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent.  Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued.  If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing.  The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such certificates (or lost certificate affidavit and agreement) and notice shall be the time of conversion (subject to the qualification at the end of this sentence, the “Conversion Time”), and the shares of Common Stock issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of such date; provided, however, that any conversion elections made contingent upon dissolution, winding up or Deemed Liquidation Event shall instead be effective at the time set forth therein.  The Corporation shall, as soon as practicable after the Conversion Time, (i) issue and deliver to such holder of Series Preferred, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof and a certificate for the number (if any) of the shares of Series Preferred represented by the surrendered certificate that were not converted into Common Stock, (ii) pay in cash such amount as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and (iii) pay all declared but unpaid dividends on the shares of Series Preferred converted.

4.3.2                     Reservation of Shares.  The Corporation shall at all times when the Series Preferred shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Series Preferred, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series Preferred; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series Preferred, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation.  Before taking any action which would cause an adjustment reducing the Series Preferred Conversion Prices below the then par value of the shares of Common Stock issuable upon conversion of the Series Preferred, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Series Preferred Conversion Prices.

4.3.3                     Effect of Conversion.  All shares of Series Preferred which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor, to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion as provided in Subsection 4.2 and to receive payment of any dividends declared but unpaid thereon.  Any shares of Series Preferred so converted shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series Preferred accordingly.

4.3.4                     No Further Adjustment.  Upon any such conversion, no adjustment to the Series Preferred Conversion Prices shall be made for any declared but unpaid dividends on the Series Preferred surrendered for conversion or on the Common Stock delivered upon conversion.

4.3.5                     Taxes.  The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series Preferred pursuant to this Section 4.  The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series Preferred so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

4.4                               Adjustments to Series Preferred Conversion Prices for Diluting Issues.

4.4.1                     Special Definitions.  For purposes of this Article Fourth, the following definitions shall apply:

(a)                                 “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(b)                                 “Series D Original Issue Date” shall mean the date on which the first share of Series D Preferred was issued.

(c)                                  “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

(d)                                 “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Subsection 4.4.3 below, deemed to be issued) by the Corporation after the Series D Original Issue Date, other than (1) the following shares of Common Stock and (2) shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities (clauses (1) and (2), collectively, “Exempted Securities”):

(i)                                     shares of Common Stock, Options or Convertible Securities issued as a dividend or distribution on Series Preferred;

(ii)                                  shares of Common Stock issued upon conversion of the Series Preferred;

(iii)                               shares of Common Stock issued pursuant to the exercise or conversion of Convertible Securities;

(iv)                              shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Subsection 4.5, 4.6, 4.7 or 4.8;

(v)                                 shares of Common Stock or Options issued to employees or directors of, or consultants or advisors to, the Corporation or any of its subsidiaries pursuant to the Corporation’s 2012 Equity Incentive Plan, as may be amended (including without limitation to increase the number of shares of Common Stock reserved for issuance thereunder) with the approval of the Board, including the Series B Director;

(vi)                              shares of Common Stock or Convertible Securities actually issued upon the exercise of Options or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security;

(vii)                           shares of Common Stock, Options or Convertible Securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Board, including the Series B Director;

(viii)                        shares of Common Stock, Options or Convertible Securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition, strategic alliance or similar business combination approved by the Board, including the Series B Director; or

(ix)                              shares of Common Stock or Convertible Securities that the holders of a majority of the outstanding shares of Series Preferred elect in writing to exclude from the definition of “Additional Shares of Common Stock” for purposes of this Article Fourth.

4.4.2                     No Adjustment of Series Preferred Conversion Prices.  No adjustment in the Conversion Price of a series of Series Preferred shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of a majority of the then outstanding shares of such series agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.

4.4.3                     Deemed Issue of Additional Shares of Common Stock.

(a)                                 If the Corporation at any time or from time to time after the Series D Original Issue Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities that are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

(b)                                 If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Series Preferred Conversion Prices pursuant to the terms of Subsection 4.4.4, are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Series Preferred Conversion Prices computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Series Preferred Conversion Prices as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security.  Notwithstanding the foregoing, no readjustment pursuant to this clause (b) shall have the effect of increasing the Series Preferred Conversion Prices to an amount that exceeds the lower of (i) the Series Preferred Conversion Prices in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (ii) the Series Preferred Conversion Prices that would have resulted from any issuances of

Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

(c)                                  If the terms of any Option or Convertible Security (excluding Options or Convertible Securities that are themselves Exempted Securities), the issuance of which did not result in an adjustment to the Series Preferred Conversion Prices pursuant to the terms of Subsection 4.4.4 (either because the consideration per share, determined pursuant to Subsection 4.4.5, of the Additional Shares of Common Stock subject thereto was equal to or greater than the Series Preferred Conversion Prices then in effect, or because such Option or Convertible Security was issued before the Series D Original Issue Date), are revised after the Series D Original Issue Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Subsection 4.4.3(a)) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(d)                                 Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) that resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Series Preferred Conversion Prices pursuant to the terms of Subsection 4.4.4, the Series Preferred Conversion Prices shall be readjusted to such Series Preferred Conversion Prices as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.

(e)                                  If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Series Preferred Conversion Prices provided for in this Subsection 4.4.3 shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (b) and (c) of this Subsection 4.4.3).  If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the Series Preferred Conversion Prices that would result under the terms of this Subsection 4.4.3 at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable

(even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Series Preferred Conversion Prices that such issuance or amendment took place at the time such calculation can first be made.

4.4.4                     Adjustment of Series Preferred Conversion Prices Upon Issuance of Additional Shares of Common Stock.  In the event the Corporation shall at any time after the Series D Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4.4.3), without consideration or for a consideration per share less than the Series D Conversion Price, Series C Conversion Price, Series B Conversion Price, Series A-1 Conversion Price or Series A Conversion Price, as applicable, in effect immediately prior to such issue, then and in each such case the Series D Conversion Price, Series C Conversion Price, Series B Conversion Price, Series A-1 Conversion Price or Series A Conversion Price, as applicable, shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1* (A+B) ÷ (A+C).

For purposes of the foregoing formula, the following definitions shall apply:

(a)                                 “CP2” shall mean the applicable Conversion Price in effect immediately after such issue of Additional Shares of Common Stock;

(b)                                 “CP1” shall mean the applicable Conversion Price in effect immediately prior to such issue of Additional Shares of Common Stock;

(c)                                  “A” shall mean the number of shares of Common Stock outstanding immediately prior to such issue of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Series Preferred) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue);

(d)                                 “B” shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CP1); and

(e)                                  “C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.

4.4.5                     Determination of Consideration.  For purposes of this Subsection 4.4, the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

(a)                                 Cash and Property:  Such consideration shall:

(i)                                     insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest;

(ii)                                  insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board; and

(iii)                               in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board.

(b)                                 Options and Convertible Securities.  The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 4.4.3, relating to Options and Convertible Securities, shall be determined by dividing:

(i)                                     the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(ii)                                  the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

4.4.6                     Multiple Closing Dates.  In the event the Corporation shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Series Preferred Conversion Prices pursuant to the terms of Subsection 4.4.4, then, upon the final such issuance, the Series Preferred Conversion Prices shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).

4.5                               Adjustment for Stock Splits and Combinations.   If the Corporation shall at any time or from time to time after the Series D Original Issue Date effect a subdivision of the outstanding Common Stock, the Series Preferred Conversion Prices in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding.  If the Corporation shall at any time or from time to time after the Series D Original Issue Date combine the outstanding shares of Common Stock, the Series Preferred Conversion Prices in effect immediately before the combination shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding.  Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

4.6                               Adjustment for Certain Dividends and Distributions.  In the event the Corporation at any time or from time to time after the Series D Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the Series Preferred Conversion Prices in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Series Preferred Conversion Prices then in effect by a fraction:

(1)                                 the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(2)                                 the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

Notwithstanding the foregoing, (a) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series Preferred Conversion Prices shall be recomputed accordingly as of the close of business on such record date and thereafter the Series Preferred Conversion Prices shall be adjusted pursuant to this Subsection 4.6 as of the time of actual payment of such dividends or distributions; and (b) that no such adjustment shall be made if the holders of Series Preferred simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Series Preferred had been converted into Common Stock on the date of such event.

4.7                               Adjustments for Other Dividends and Distributions.  In the event the Corporation at any time or from time to time after the Series D Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property and the provisions of Section 1 do not apply to such dividend or distribution, then and in each such event the holders of Series Preferred shall receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Series Preferred had been converted into Common Stock on the date of such event.

4.8                               Adjustment for Merger or Reorganization, etc.  Subject to the provisions of Subsection 2.3, if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not the Series Preferred) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Subsections 4.4, 4.6 or 4.7), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Series Preferred shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of Series Preferred immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board) shall be made in the application of the provisions in this Section 4 with respect to the rights and interests thereafter of the holders of the Series Preferred, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Series Preferred Conversion Prices) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Series Preferred.

4.9                               Certificate as to Adjustments.  Upon the occurrence of each adjustment or readjustment of the Series Preferred Conversion Prices pursuant to this Section 4, the Corporation at its expense shall, as promptly as reasonably practicable but in any event not later than 10 days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series Preferred a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the Series Preferred is convertible) and showing in detail the facts upon which such adjustment or readjustment is based.  The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of Series Preferred (but in any event not later than 10 days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the Series Preferred Conversion Prices then in effect, and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of Series Preferred.

4.10                        Notice of Record Date.  In the event:

(a)                                 the Corporation shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the Series Preferred) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or

(b)                                 of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, or any Deemed Liquidation Event; or

(c)                                  of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation,

then, and in each such case, the Corporation will send or cause to be sent to the holders of the Series Preferred a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of the Series Preferred) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Series Preferred and the Common Stock.  Such notice shall be sent at least 10 days prior to the record date or effective date for the event specified in such notice.

5.                                      Mandatory Conversion.

5.1                               Trigger Events.

5.1.1                     Upon the closing of a firmly underwritten public offering of shares of Common Stock of the Corporation at a per share price not less than two times the Series C Original Issue Price (as adjusted for stock splits, dividends and the like) per share and for a total offering of not less than $50,000,000 (before deduction of underwriters commissions and expenses) (a “Qualified IPO”) (i) all outstanding shares of Series Preferred (other than Series D Preferred) shall automatically be converted into shares of Common Stock, at the then effective conversion rate applicable to each series of Series Preferred, and (ii) such shares may not be reissued by the Corporation.  Upon the closing of a firmly underwritten public offering of shares of Common Stock of the Corporation, (i) all outstanding shares of Series D Preferred shall automatically be converted into shares of Common Stock, at the then effective conversion rate applicable to the Series D Preferred, and (ii) such shares may not be reissued by the Corporation.

5.1.2                     Upon the date and time, or the occurrence of an event, specified by vote or written consent of the holders of a majority of the then outstanding shares of Series A Preferred (i) all outstanding shares of Series A Preferred (or such smaller proportion thereof as shall be designated in such notice, which proportion shall be applied on a pro rata basis among all holders of then-outstanding shares of Series A Preferred) shall automatically be converted into shares of Common Stock, at the then effective conversion rate, and (ii) such shares may not be reissued by the Corporation.

5.1.3                     Upon the date and time, or the occurrence of an event, specified by vote or written consent of the holders of a majority of the then outstanding shares of Series A-1 Preferred (i) all outstanding shares of Series A-1 Preferred (or such smaller proportion thereof as shall be designated in such notice, which proportion shall be applied on a pro rata basis among all holders of then-outstanding shares of Series A-1 Preferred) shall automatically be converted into shares of Common Stock, at the then effective conversion rate, and (ii) such shares may not be reissued by the Corporation.

5.1.4                     Upon the date and time, or the occurrence of an event, specified by vote or written consent of the holders of a majority of the then outstanding shares of Series B Preferred (i) all outstanding shares of Series B Preferred (or such smaller proportion thereof as shall be designated in such notice, which proportion shall be applied on a pro rata basis among all holders of then-outstanding shares of Series B Preferred) shall automatically be converted into shares of Common Stock, at the then effective conversion rate, and (ii) such shares may not be reissued by the Corporation.

5.1.5                     Upon the date and time, or the occurrence of an event, specified by vote or written consent of the holders of a majority of the then outstanding shares of Series C Preferred (i) all outstanding shares of Series C Preferred (or such smaller proportion thereof as shall be designated in such notice, which proportion shall be applied on a pro rata basis among all holders of then-outstanding shares of Series C Preferred) shall automatically be converted into shares of Common Stock, at the then effective conversion rate, and (ii) such shares may not be reissued by the Corporation.

5.1.6       Upon the date and time, or the occurrence of an event, specified by vote or written consent of the holders of a majority of the then outstanding shares of Series D Preferred (i) all outstanding shares of Series D Preferred (or such smaller proportion thereof as shall be designated in such notice, which proportion shall be applied on a pro rata basis among all holders of then-outstanding shares of Series D Preferred) shall automatically be converted into shares of Common Stock, at the then effective conversion rate, and (ii) such shares may not be reissued by the Corporation.

The time of a closing described above in Subsection 5.1.1 or the date and time specified or the time of the event specified in a vote or written consent described above in Subsection 5.1.2, Subsection 5.1.3, Subsection 5.1.4, Subsection 5.1.5 or Subsection 5.1.6 is referred to herein as the “Mandatory Conversion Time” with respect to all Series Preferred, the Series A Preferred, the Series A-1 Preferred, the Series B Preferred, the Series C Preferred or the Series D Preferred, or portion thereof, as applicable, and such conversion is referred to herein as the “Mandatory Conversion”.

5.2          Procedural Requirements.  All holders of record of shares of Series Preferred converted or to be converted as a result of such Mandatory Conversion shall be sent written notice of the Mandatory Conversion Time and the place designated for mandatory conversion of all such shares of Series Preferred pursuant to this Section 5.  Such notice need not be sent in advance of the occurrence of the Mandatory Conversion Time.  Upon receipt of such notice, each holder of shares of Series Preferred converted or to be converted as a result of such Mandatory Conversion shall surrender his, her or its certificate or certificates for all such shares converted or to be converted as a result of the Mandatory Conversion (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice.  If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing.  All rights with respect to the Series Preferred converted or to be converted as a result of such Mandatory Conversion, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate at the Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender the certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of their certificate or certificates (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Subsection 5.2.  As soon as practicable after the Mandatory Conversion Time and the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for Series Preferred converted or to be converted as a result of such Mandatory Conversion, the Corporation shall issue and deliver to such holder, or to his, her or its nominees, (a) a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof, (b) cash as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and the payment of any declared but unpaid dividends on the shares of Series Preferred converted and (c) in the event of a Mandatory Conversion of less than all outstanding shares of Series Preferred, as contemplated by Subsections 5.1.1, 5.1.2, 5.1.3, 5.1.4, 5.1.5 and 5.1.6 above, a certificate or certificates for the number of full shares of Series Preferred, not converted.  Such converted Series Preferred shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series Preferred accordingly.

6.             Redeemed or Otherwise Acquired Shares.  Any shares of Series Preferred that are redeemed or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred.  Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Series Preferred following redemption.

7.             Waiver.  Any of the rights, powers, preferences and other terms of the Series Preferred set forth herein may be waived on behalf of all holders of Series Preferred by the affirmative written consent or vote of the holders of the Required Consent Threshold.

8.             Notices.  Any notice required or permitted by the provisions of this Article Fourth to be given to a holder of shares of Series Preferred shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the General Corporation Law, and shall be deemed sent upon such mailing or electronic transmission.

FIFTH:  Subject to any additional vote required by the Certificate of Incorporation or Bylaws, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.

SIXTH:  Subject to any additional vote required by the Certificate of Incorporation, the number of directors of the Corporation shall be determined in the manner set forth in the Bylaws of the Corporation.

SEVENTH:  Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

EIGHTH:  Meetings of stockholders may be held within or outside of the State of Delaware, as the Bylaws of the Corporation may provide.  The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

NINTH:  To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.  If the General Corporation Law or any other law of the State of Delaware is amended after approval by the stockholders of this Article Ninth to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended.

Any repeal or modification of the foregoing provisions of this Article Ninth by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

TENTH:  To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents of the Corporation (and any other persons to which General Corporation Law permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law.

Any amendment, repeal or modification of the foregoing provisions of this Article Tenth shall not adversely affect any right or protection of any director, officer or other agent of the Corporation existing at the time of such amendment, repeal or modification.

ELEVENTH:  The Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity.  An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, (i) any director of the Corporation who is not an employee of the Corporation or any of its subsidiaries, or (ii) any holder of Series Preferred or any partner, member, director, stockholder, employee or agent of any such holder, other than someone who is an employee of the Corporation or any of its subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the Corporation.

3.             That the foregoing amendment and restatement was approved by the holders of the requisite number of shares of this corporation in accordance with Section 228 of the General Corporation Law.

4.             That this Seventh Amended and Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of this corporation’s Certificate of

Incorporation, has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law.

*     *     *

IN WITNESS WHEREOF, this Seventh Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this corporation on this 17th day of November, 2016.

By:	/s/ Sameer Dholakia
Sameer Dholakia, CEO